                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                               Current Report
                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


                               Date of Report
                     (Date of earliest event reported):
                              January 8, 1997


                                BELDEN INC.
           (Exact name of registrant as specified in its charter)


                                 Delaware
       (State or other jurisdiction of incorporation or organization)


                  0-12280                             76-0412617
         (Commission File Number)        (I.R.S. Employer Identification No.)

          7701 Forsyth Boulevard
                 Suite 800                              63105
            St. Louis, Missouri                       (Zip code)
(Address of principal executive offices)



             Registrant's telephone number, including area code
                               (314) 854-8000


                         Exhibit Index on page 3


                              PAGE 1 of 160

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         In January 8, 1997, the Registrant's wholly-owned subsidiary Belden Wire & Cable Company ("BWC") acquired substantially all of the assets of the Alpha Wire Division of Alpha Wire Corporation ("AWC"), and the Registrant's indirect wholly-owned subsidiary Belden UK Limited ("Belden-UK") acquired substantially all of the assets of Alpha Wire Limited ("AWL"). AWC is a New Jersey corporation and AWL is a Delaware corporation. The assets transferred to BWC and Belden-UK include inventory, receivables, fixtures, intangibles and other miscellaneous assets. These assets were used by AWC and AWL in the marketing and sale of a range of wire and cable and other products, including multiconductor cable, coaxial cable, hook-up wire and shrinkable tubing. BWC and Belden-UK intend to continue to use such assets for such purpose.

         The acquisition by BWC of substantially all of the assets of the Alpha Wire Division of AWC was effected pursuant to an Asset Purchase Agreement dated as of November 21, 1996 between BWC and AWC, and the acquisition by Belden-UK of substantially all of the assets of AWL was effected pursuant to an Asset Purchase Agreement/U.K. Assets between Belden-UK and AWL dated as of January 7, 1997. The consideration paid for both acquisitions collectively consisted of $70,000,000 cash plus the assumption of approximately $4,000,000 of assumed liabilities. Such funds were provided pursuant to the Registrant's credit agreement with Bank of America National Trust and Savings Association, NationsBank, N.A., Royal Bank of Canada, Wachovia Bank of Georgia, N.A., The Boatmen's National Bank of St. Louis, ABN AMRO Bank N.V., The Northern Trust Company and Commerzbank Aktiengesellschaft, Grand Cayman Branch. The purchase price was determined based on negotiations with AWC. The purchase price is subject to a post-closing adjustment for changes in the net assets of AWC and AWL for the period between June 30, 1996 and the closing date.



Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of Alpha Wire Division

         It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements will be filed within 60 days from the due date for filing this report.

(b) Pro Forma Financial Information

         It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed within 60 days from the due date for filing this report.

(c) Exhibits                                        Exhibit located at Page

    2.1  Asset Purchase Agreement dated as of November 21, 1996.*    5

    2.2  Asset Purchase Agreement/U.K. Assets dated as of
         January 7, 1997.*                                          96

*The schedules and exhibits to these agreements have been omitted, but the Registrant will furnish a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.





                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BELDEN INC.


Date:  January 23, 1997   By  /s/ Richard K. Reece
                              Richard K. Reece
                              Vice President, Finance, Treasurer and
                              Chief Financial Officer
                              (Chief Financial and Accounting Officer)






















